EXHIBIT 23.01



                   CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



            The Board of Directors
            Commercial Credit Company:


            We consent to the incorporation by reference in the Registration Statements (Nos. 33-18208, 33-27241 (and the related offerings of securities Registered under Registration Statement No. 33-10444), 33-28723, 33-35618, 33-39857, 33-43351, 33-51814, 33-50513 and
            33-56553) on Form S-3 of Commercial Credit Company, of our report dated January 17, 1995, relating to the consolidated statements of financial position of Commercial Credit Company and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of income, changes in stockholder's equity and cash flows and the related financial statement schedules for each of the years in the three-year period ended December 31, 1994, which report appears herein. Our report refers to: a change in the method of accounting for certain investments in debt and equity securities in 1994; changes in the methods of accounting for postretirement benefits other than pensions and accounting for postemployment benefits in 1993; and a change in the method of accounting for income taxes in 1992.


            /s/ KPMG Peat Marwick LLP

            New York, New York
            March 29, 1995